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                               [H&B LETTERHEAD]

                                                                     EXHIBIT 5

                                         January 9, 1996


United Asset Management Corporation
One International Place
Boston, Massachusetts 02110

Gentlemen:

     We have acted as counsel for United Asset Management Corporation, a Delaware corporation (the "Company"), with respect to the issuance of a total of 166,376 shares (the "Shares") of the Company's common stock, $.01 par value per share, in connection with the exercise of certain warrants (the "Warrants") issued in connection with the acquisition of Fiduciary Management Associates, Inc. (FMA) and of Sirach/Flinn, Elvins Capital Management, Inc., (S/FE) as more fully described in a warrant agreement dated as of June 24, 1986, with Philip E. Arnold and warrant agreement dated as of January 4, 1989 with SF/E (the "Warrant Agreements").

     We have assisted you in the preparation of a Registration Statement (Registration No. 33-64449) on Form S-3 (the "Registration Statement") with respect to the offering of the Shares by the Selling Stockholder named therein, and Amendment No. 1 thereto.

     We have made such examination of law and have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and such other documents as we have considered relevant and necessary for the opinions hereinafter set forth.

     Based on the foregoing, we express the following opinions:

     1. The issuance of the Shares has been duly authorized by all necessary corporate action of the Company.

     2. The Shares, upon issuance and delivery against payment as provided in the respective Warrant Agreement will be validly issued, fully paid and non-assessable.


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United Asset Management Corporation
January 9, 1996
Page 2



     We hereby consent to the filing of this opinion as an exhibit to Amendment No. 1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.


                                   Very truly yours,

                                   HILL & BARLOW,
                                   a Professional Corporation

                                   /s/ Joseph R. Ramrath
                                   ------------------------------
                                   Joseph R. Ramrath,
                                   a Member of the Firm